                                                                 Exhibit 3.(ii)




                                    BY-LAWS

                                       OF

                        BALLY ENTERTAINMENT CORPORATION

                      (AS AMENDED THROUGH MARCH 13, 1996)


1.     STOCKHOLDERS.

       1.1 PLACE OF STOCKHOLDERS' MEETINGS. All meetings of the stockholders of the Corporation shall be held at such place or places, within or outside the State of Delaware, as may be fixed by the Board of Directors from time to time or as shall be specified in the respective notices thereof. (As amended April 27, 1976)

       1.2 ANNUAL MEETINGS OF STOCKHOLDERS. An annual meeting of stockholders shall be held each year at such date and time as shall be fixed from time to time by the Board of Directors and stated in the notice of meeting. (As amended April 11, 1980)

       1.3 PURPOSE OF ANNUAL MEETINGS. At each annual meeting, the stockholders shall elect the members of the Board of Directors for the succeeding year. At any such annual meeting any proper business may be transacted.

       1.4 SPECIAL MEETINGS OF STOCKHOLDERS. Special meetings of the stockholders or of any class or series thereof entitled to vote may be called by the Chairman or by the President or by the Board of Directors.

       1.5 NOTICE OF MEETINGS OF STOCKHOLDERS. Except as other-wise expressly required or permitted by the laws of Delaware, not less than ten days nor more than sixty days before the date of every stockholders' meeting the Secretary shall give to each stockholder of record entitled to vote at such meeting written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice, if mailed, shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid, addressed to the stockholder at the post office address for notices to such stockholder as it appears on the records of the Corporation. (As amended April 11, 1990)

       1.6 QUORUM OF STOCKHOLDERS. (a) Unless otherwise provided by the laws of Delaware, at any meeting of the stock-holders, the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum.

        (b) At any meeting of the stockholders at which a quorum shall be present, a majority of those present in person or by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting. In the absence of a quorum, the officer presiding thereat shall have power to adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting other than announcement at the meeting, shall not be required to be given, except as provided in paragraph (d) below and except where expressly required by law.

       (c) At any adjourned session at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called but only those stock-holders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, unless a new record date is fixed by the Board of Directors.

       (d) If an adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

       1.7 CHAIRMAN AND SECRETARY OF MEETING. The Chairman or the President, or, in their absence any Vice President, shall preside at meetings of the stockholders. The Secretary shall act as secretary of the meeting, or in his absence an Assistant Secretary shall act, or if neither is present, then the presiding officer may appoint a person to act as secretary of the meeting.

       1.8 VOTING BY STOCKHOLDERS. Except as may be otherwise provided by the Certificate of Incorporation or these By-laws, at every meeting of the stockholders each stockholder shall, unless otherwise provided, be entitled to one vote for each share of stock standing in his name on the books of the Corporation on the record date for the meeting. All elections and questions shall be decided by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the meeting, except as otherwise permitted or required by the laws of Delaware, the Certificate of Incorporation or these By-laws. (As amended March 13, 1996).

       1.9 PROXIES. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by his attorney-in-fact. Every proxy shall be in writing, subscribed by the stockholder or his duly authorized attorney-in-fact, but need not be dated, sealed, witnessed or acknowledged.

       1.10   LIST OF  STOCKHOLDERS.   (a)  At least ten days before every
meeting of stockholders, the Secretary shall prepare and make a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

       (b) During ordinary business hours, for a period of at least ten days prior to the meeting such list shall be open to examination by any stockholder for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

       (c) The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and it may be inspected by any stockholder who is present.

       (d) The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

       1.11 ADVANCE NOTICE OF STOCKHOLDER-PROPOSED BUSINESS AT ANNUAL MEETINGS. At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board, otherwise properly brought before the meeting by or at the direction of the board, or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 40 days nor more than 65 days prior to the annual meeting; provided, however, that in the event that less than 50 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder of record proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

       Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1.11, provided, however, that nothing in this Section 1.11 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

       The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.11, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. (As amended May 4, 1989)

       1.12 STOCKHOLDER NOMINATIONS OF DIRECTORS. Only persons who are nominated in accordance with the following procedures shall
be eligible for election as Directors.   Nominations of persons for election to
the board of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 1.12. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 40 days nor more than 65 days prior to the meeting; provided, however, that in the event that less than 50 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice to the Secretary shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, (iv) any other information relating to the person that is required to be disclosed in solicitations of proxies for election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and
(v) any other information relating to the person that is required pursuant to the rules of the New York Stock Exchange or any other securities, commodities or other exchange or market of which the Corporation is a member or pursuant to any statute, or any rule or regulation of any governmental authority, applicable to any gaming or other licenses held by the Corporation or any subsidiary; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein.

       The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the
meeting and the defective nomination shall be  disregarded.   (As amended May
4, 1989)

2.     DIRECTORS.

       2.1  POWERS OF DIRECTORS.    The property, business and affairs of the
Corporation shall be managed by its Board of Directors which may exercise all the powers of the Corporation except such as are by the laws of Delaware or the Certificate of Incorporation or these By-laws required to be exercised or done by the stockholders.

       2.2 NUMBER, METHOD OF ELECTION, TERMS OF OFFICE OF DIRECTORS. The number of Directors which shall constitute the whole Board of Directors shall be such as from time to time shall be determined by resolution approved by more than eighty percent (80%) of the then authorized number of Directors or by the vote or count of the holders of eighty percent (80%) of all classes of stock of the Corporation entitled to vote in the election of Directors, considered for this purpose as one class, but the number shall not be less than three, provided that the tenure of a Director shall not be affected by any decrease in
the number of Directors so made by the Board.    The Directors shall be
classified with respect to the time for which they shall severally hold office by dividing them into three classes, each consisting so far as possible of one-third of the whole number of the Board of Directors, and all Directors of the Corporation shall hold office until their successors are elected and
qualified, provided, however, that a Director may resign.   If the number of
Directors is not evenly divisible into thirds, the Board shall determine which class or classes shall have one extra Director. At the meeting held for the election of the Board in 1977 the Directors of the first class shall be elected for a term of one year; the Directors of the second class for a term of two years; and the Directors of the third class for a term of three years; and at each annual election the successors to the class of Directors whose terms shall expire that year shall be elected to hold office for a term of three years so that the term of office of one class of Directors shall expire in each year. (As amended May 31, 1977)

       2.3  VACANCIES ON BOARD OF DIRECTORS.   If any vacancy occurs in the
Board of Directors caused by the death, resignation, retirement, disqualification, or removal from office of any Director or otherwise, or any new directorship is created by any increase in the authorized number of Directors, a majority of the Directors then in office, though less than a quorum, may elect a successor to fill the newly created directorship and each Director so elected shall hold office until the next election of Directors of the class for which such Director shall have been chosen, and until his successor shall be elected and shall be qualified. (As amended May 31, 1977)

       2.4 MEETINGS OF THE BOARD OF DIRECTORS. (a) PLACE OF MEETINGS. The Board of Directors may hold their meetings, both regular and special, either within or outside the State of Delaware.

       (b) Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board of Directors.

       (c) The first meeting of each newly elected Board of Directors (except the initial Board of Directors) shall be held as soon as practical after the annual meeting of the stockholders for the election of officers and the transaction of such other business as may come before it.

       (d) Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman or the President or at the request of Directors constituting one-third of the number of Directors then in office, but not less than two Directors.

     (e)    The Secretary shall give notice to each Director of any meeting of the Board of Directors by mailing the same at least two days before the meeting or by telegraphing or delivering the same not later than the day before the meeting. Such notice need not include a statement of the business to be
transacted at, or the purpose of, any such meeting.   Any and all business may
be transacted at any meeting of the Board of Directors. No notice of any adjourned meeting need be given. No notice to or waiver by any Director shall be required with respect to any meeting at which the Director is present.

     2.5    QUORUM AND ACTION.   One-third of the entire Board of Directors,
but in no event less than two Directors, shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. Unless otherwise provided by the laws of Delaware, the Certificate of Incorporation or these By-laws, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

     2.6 PRESIDING OFFICER AND SECRETARY OF MEETING. The Chairman, or, in his absence, the President, or, in their absence, a member of the Board of Directors selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in his absence the presiding officer may appoint a secretary of the meeting.

     2.7    ACTION BY  CONSENT  WITHOUT  MEETING.    Any action required or
permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the records of the Board or committee.

     2.8    EXECUTIVE COMMITTEE.   The Board of Directors may appoint from
among its members, and, from time to time, may fill vacancies in, an Executive Committee to serve during the pleasure of the Board. During the intervals between the meetings of the Board, the Executive Committee shall possess and may exercise all of the powers of the Board in the management of the business and affairs of the Corporation conferred by these By-laws or otherwise. The Committee shall keep a record of all its proceedings and report the same to the Board. A majority of the members of the Committee shall constitute a quorum. The act of a majority of the members of the Committee present at any meeting at which a quorum is present shall be the act of the Committee.

     2.9 OTHER COMMITTEES. The Board of Directors may also appoint from among its members such other committees of two or more Directors as it may from time to time deem desirable and may delegate to such committees such powers of the Board as it may consider appropriate.

     2.10 COMPENSATION OF DIRECTORS. Directors shall receive such reasocompensation for their service on the Board of Directors or any committee thereof whether in the form of salary or a fixed fee for attendance at meetings, or both, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any Director from serving in any other capacity and receiving compensation therefor.

       2.11    [Deleted] (As amended December 9, 1989)

       2.12 APPROVAL OR RATIFICATION OF CERTAIN EMPLOYMENT CONTRACTS. Any employment contract executed by the Corporation after May 26, 1982, involving base fixed annual compensation of $150,000 or more shall be approved or ratified as a condition of its effectiveness by a committee of the Board of Directors composed of Directors who are not employees of the Corporation. (As amended May 26, 1982)

       2.13 APPROVAL OR RATIFICATION OF CERTAIN CONTRACTS TO TRANSFER PROPERTY. Any contract executed by the Corporation after September 1, 1985, involving a transfer of property between the Corporation and any officer, director, or former officer or director of the Corporation, shall be approved or ratified as a condition of its effectiveness by a committee of the Board of Directors composed of directors who are not employees of the Corporation and who are not financially interested in such contract. (As amended January 14,
1986)

            2.14    APPROVAL OR RATIFICATION OF CERTAIN CONTRACTS TO PURCHASE
SHARES OF STOCK.   Any contract executed by the Corporation after September 1,
1985, involving the purchase of the Corporation's common stock by the Corporation from any officer, director or former officer or director of the Corporation, shall be approved or ratified as a condition of its effectiveness by a committee of the Board of Directors composed of directors who are not employees of the Corporation and who are not financially interested in such contract. (As amended January 14, 1986)

3.     OFFICERS.

       3.1     OFFICERS,  TITLES,  ELECTIONS,  TERMS.    (a)   The Corporation
shall have a President, a Treasurer and a Secretary, who shall be elected by the Board of Directors at its annual meeting following the annual meeting of the stockholders, to serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election and until their successors are elected and qualified.

       (b) The Board of Directors may elect at any time, and from time to time, a Chairman, one or more Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries and may elect or appoint such other officers or agents with such duties as it may deem necessary or desirable. Such additional officers shall serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election or appointment.

       (c) Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

       (d) Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the entire Board of Directors.

       (e) Any officer may resign his office at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

       3.2 POWERS AND DUTIES OF CHAIRMAN. The Chairman shall be the chief executive officer, shall exercise and perform the duties incident to the offices of Chairman and chief executive officer and shall have such other specific powers and responsibilities as may be conferred upon him by the Board of Directors and shall report directly to the board of Directors. He shall, when present, preside at meetings of the stockholders, the Board of Directors and the Executive Committee. (As amended May 12, 1992)

       3.3 POWERS AND DUTIES OF PRESIDENT. (a) Except in such instances as the Board may confer powers in particular transactions upon the Chairman or any other officer, and subject to the control and direction of the Board of Directors, the President shall be chief operating officer, shall supervise, manage and direct the business of the Corporation and shall communicate to the Board of Directors and any committee thereof reports, proposals and recommendations for their respective consideration or action. In the event of the absence of the Chairman, or his incapacity or inability to act, then the President shall preside at all meetings of the stockholders, the Board of Directors and the Executive Committee. (As amended May 12, 1992)

       (b) The President shall act for or on behalf of the Corporation in all matters in which action by the President as such is required by law, and he may do and perform all other acts and things incident to the position of President, including the signing of contracts and other documents in the name of the Corporation, except as may be otherwise provided in these By-laws or ordered by the Board of Directors.

       3.4 POWERS AND DUTIES OF VICE PRESIDENTS. Each Vice President shall have such powers and perform such duties as the Board of Directors or the President may from time to time prescribe, and shall perform such other duties as may be prescribed in these By-laws.

       3.5 POWERS AND DUTIES OF TREASURER AND ASSISTANT TREASURERS. (a) The Treasurer shall have the care and custody of all the funds and securities of the Corporation except as may be otherwise ordered by the Board of Directors, and shall cause such funds to be deposited to the credit of the Corporation in such banks or depositories as may be designated by the Board of Directors, the Chairman, the President, or the Treasurer, and shall cause such securities to be placed in safekeeping in such manner as may be designated by the Board of Directors, the Chairman, the President or the Treasurer.

       (b) The Treasurer, or an Assistant Treasurer or such other person or persons as may be designated for such purpose by the Board of Directors, the Chairman, the President, or the Treasurer, may endorse in the name and on behalf of the Corporation all instruments for the payment of money, bills of lading, warehouse receipts, insurance policies and other commercial documents requiring such endorsement.

       (c) The Treasurer, or an Assistant Treasurer or such other person or persons as may be designated for such purpose by the Board of Directors, the Chairman, the President, or the Treasurer, may sign all receipts and vouchers for payments made to the Corporation; he shall render a statement of the cash account of the Corporation to the Board of Directors as often as it shall require the same; he shall enter regularly in books to be kept by him for that purpose, full and accurate account of all moneys received and paid by him on account of the Corporation, and of all securities received and delivered by the Corporation.

       (d) Each Assistant Treasurer shall perform such duties as may from time to time be assigned to him by the Treasurer or by the Board of Directors. In the event of the absence of the Treasurer or his incapacity or inability to act, then any Assistant Treasurer may perform any of the duties and may exercise any of the powers of the Treasurer.

       3.6 POWERS AND DUTIES OF SECRETARY AND ASSISTANT SECRETARIES. (a) The Secretary shall keep the minutes of all proceedings of the stockholders, the Board of Directors, the Executive Committee and any other committees of the Board in proper books provided for that purpose. The Secretary shall attend to the giving and serving of all notices of the Corporation, in accordance with the provisions of these By-laws and as required by the laws of Delaware. The Secretary may, with the President, a Vice President or other authorized officer, sign all contracts and other documents in the name of the Corporation. He shall perform such other duties as may be prescribed in these By-laws or assigned to him and all other acts incident to the position of Secretary.

       (b) Each Assistant Secretary shall perform such duties as may from time to time be assigned to him by the Secretary or by the Board of Directors. In the event of the absence of the Secretary or his incapacity or inability to act, then any Assistant Secretary may perform any of the duties and may exercise any of the powers of the Secretary.

4.     CAPITAL STOCK

       4.1 STOCK CERTIFICATES. (a) Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by him.

       (b) If such certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles, and, if permitted by Delaware law, any other signature on the certificate may be a facsimile.

       (c) In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

       (d) Certificates of stock shall be issued in such form not inconsistent with the Certificate of Incorporation as shall be approved by the
Board of Directors.   They shall be numbered and registered in the order in
which they are  issued.  No certificate shall be issued until fully paid.

      4.2 RECORD OWNERSHIP. A record of the name and address of the holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of Delaware.

       4.3    TRANSFER OF RECORD OWNERSHIP.   Transfers of stock shall be made
on the books of the Corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

       4.4 LOST, STOLEN OR DESTROYED CERTIFICATES. Certificates representing shares of the stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed in such manner and on such terms and conditions as the Board of Directors from time to time may authorize.

       4.5    TRANSFER AGENT; REGISTRAR; RULES RESPECTING CERTIFICATES.    The
Corporation shall maintain one or more transfer offices or agencies where stock of the Corporation shall be transferable. The Corporation shall also maintain one or more registry offices where such stock shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates.

       4.6 FIXING RECORD DATE. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action other than stockholder action by written consent, the Board of Directors may fix a record date, which shall not precede the date such record date is fixed and shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any such other action.
If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and the record date for any other purpose other than stockholder action by written consent shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

       (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days after the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior
action.   (As amended April 11, 1990)

       4.7 PROCEDURES FOR CONSENTS. In the event of the delivery to the Corporation of a written consent or consents purporting to authorize or take corporate action and/or related revocations (each such written consent and any revocation thereof is referred to in this Section 4.7 as a "Consent"), the Secretary of the Corporation shall provide for the safekeeping of such Consents and shall as soon as practicable thereafter conduct such reasonable investigation as the Secretary deems necessary or appropriate for the purpose of ascertaining the validity of such Consents and all matters incident thereto, including, without limitation, whether the holders of shares having the requisite voting power to authorize or take the action specified in the Consents have given consent; provided, however, that if the corporate action to which the Consents relates is the removal or election of one or more members of the Board of Directors, the Secretary of the Corporation shall designate an independent qualified inspector with respect to such Consents and such inspector shall discharge the functions of the Secretary of the Corporation under this Section 4.7. If after such investigation the Secretary or the inspector (as the case may be) shall determine that any action purportedly taken by such Consents has been validly taken, that fact shall be certified on the record of the Corporation kept for the purpose of recording the proceedings of meetings of the stockholders and the Consents shall be filed with such records. In conducting the investigation required by this Section 4.7, the Secretary or the inspector may, at the expense of the Corporation, retain to assist them special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate. (As amended April 11, 1990)

5.     SECURITIES HELD BY THE CORPORATION

       5.1 VOTING. Unless the Board of Directors shall otherwise order, the Chairman, the President, any Vice President or the Treasurer shall have full power and authority, on behalf of the Corporation, to attend, act and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock and at such meeting to exercise any or all rights and powers incident to the ownership of such stock, and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid. The Board of Directors from time to time may confer like powers upon any other person or persons.

       5.2 GENERAL AUTHORIZATION TO TRANSFER SECURITIES HELD BY THE CORPORATION. (a) Any of the following officers, to wit: the Chairman, the President, any Vice President, the Treasurer or the Secretary of the Corporation be, and they hereby are, authorized and empowered to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidences of indebtedness, or other securities now or hereafter standing in the name of or owned by the Corporation, and to make, execute and deliver, under the seal of the Corporation, any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred.

       (b) Whenever there shall be annexed to any instrument of assignment and transfer executed pursuant to and in accordance with the foregoing paragraph (a), a certificate of the Secretary or an Assistant Secretary of the Corporation in office at the date of such certificate setting forth the provisions hereof and stating that they are in full force and effect and setting forth the names of persons who are then officers of the Corporation, then all persons to whom such instrument and annexed certificate shall thereafter come, shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the Corporation, and that with respect to such securities the authority of these provisions of the By-laws and of such officers is still in full force and effect.

6.     DEPOSITORIES AND SIGNATORIES.

       6.1 DEPOSITORIES. The Chairman, the President, and the Treasurer of the Corporation are each authorized to designate depositories for the funds of the Corporation deposited in its name, and the signatories with respect thereto, and from time to time, to change such depositories and signatories, with the same force and effect as if each such depository and the signatories with respect thereto and changes therein had been specifically designated or authorized by the Board of Directors; and each depository designated by the Board or by the Chairman, the President, or the Treasurer of the Corporation, shall be entitled to rely upon the certificate of the Secretary or any Assistant Secretary of the Corporation setting forth the fact of such designation and of the appointment of the officers of the Corporation or of other persons who are to be signatories with respect to the withdrawal of funds deposited with such depository, or from time to time the fact of any change in any depository or in the signatories with respect thereto.

       6.2    SIGNATORIES.   Unless otherwise designated by the Board of
Directors or by the Chairman, the President, or the Treasurer, all notes, drafts, checks, acceptances, orders for the payment of money and all other negotiable instruments obligating the Corporation for the payment of money may be signed by the Treasurer or Assistant Treasurer or they may be signed or countersigned by the Chairman, the President or any Vice President in lieu of the Treasurer.

7.     FISCAL YEAR.

       The fiscal year of the Corporation shall end on December 31 in each year.

8.     WAIVER OF OR DISPENSING WITH NOTICE.

       (a) Whenever any notice of the time, place or purpose of any meeting of the stockholders, Directors or a Committee is required to be given under the laws of Delaware, the Certificate of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the holding thereof, or actual attendance at the meeting in person or, in the case of stockholders, by his attorney-in-fact, shall be deemed equivalent to the giving of such notice to such persons.

       (b) No notice need be given to any person with whom communication is made unlawful by any law of the United States or any rule, regulation, proclamation or executive order issued under any such law.

9.     AMENDMENT OF BY-LAWS.

       These By-laws, or any of them, may from time to time be supplemented, amended or repealed by: (a) the majority vote of the entire Board of Directors, except that Subsection 2.12 hereof may not be repealed except by the unanimous approval of the members of the Board of Directors voting upon such question; or (b) the vote of a majority in interest of the stockholders represented and entitled to vote at any meeting at which a quorum is present. (As amended December 9, 1989)